Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

JEFFERIES FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $1.00 per share	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)
Fees to Be Paid	Equity	Preferred Shares, par value $1.00 per share	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)
Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)
Fees to Be Paid	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)
Fees to Be Paid	Other	Units	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)
Fees to Be Paid	Other	Debt securities of Jefferies Financial Group Inc.'s corporate predecessors	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	(3)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, par value $1.00 per share	Rule 415(a)(6)	25,000,000(4)		$828,500,000(4)			S-3	333-271881	May 12, 2023	$91,300.70
	Total Offering Amounts					$828,500,000		$0.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1)
An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the issuer is deferring payment of all of the registration fee. In connection with the securities offered hereby, the issuer will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act.

(2)
Includes an unspecified number of securities that may be offered or sold by direct or indirect subsidiaries of the issuer in market-making transactions. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate number or amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by Jefferies Financial Group Inc. and/or its corporate predecessors. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)
The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by direct or indirect subsidiaries of the issuer.

(4)
The 25,000,000 unsold Common Shares, par value $1.00 per share, having an aggregate offering price of up to $828,500,000, were carried over from the Registration Statement on Form S-3 (No. 333-271881) (the “Prior Registration Statement”) and the related prospectus supplement filed on May 12, 2023 pursuant to Rule 415(a)(6) under the Securities Act. In connection with the registration of these securities, a registration fee of $91,300.70 was previously paid, which registration fee will continue to be applied to these securities included in this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of these securities carried forward pursuant to the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.